SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April,10, 2019

Lotus Bio-Technology Development Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-54745	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 04,16/F, Tower 2 Silvercord, 30 Canton Road, Kowloon, Hong Kong

Registrant’s telephone number, including area code

 :852 6398 0212

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Sole Officer & Director - William Ko

The Company accepted the resignation of William Ko on December 18, 2018, effective immediately resigning his position on the Board of Directors of Lotus Bio-Technology Development Corp. and his positions as the sole officer, including Principal executive officer and principal financial officer.

Mr. Ko’s resignation was not related to any matter relating to the Registrant’s operations, policies or practices. The Company has identified a replacement for Mr. Ko and appreciates the time he served on the Board and as our President.

Appointment of Director & CEO/President- Zoltan Nagy

Effective April 10, 2019, the Board of Directors of Lotus Bio-Technology Development Corp. appointed Zoltan Nagy to the Board of Directors and as sole officer, including principal executive officer and principal financial officer. Mr. Nagy will serve on the board until the next annual shareholders meeting.

Mr. Nagy has been highly successful in business in a variety of industries. He brings a vast array of experience in both public and private companies.

Item 8.01 Other Events: change of Company address

108- 2559 Parkview Lane,Port Coquitlam, B.C.

Phone Number   604 783 9664

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lotus Bio Technology Development Corp.

/s/ William Ko

William Ko

Chief Executive Officer

Date: April 10,2019

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